For the fiscal period ended 4/30/05
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.	Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC.
 - Strategic Partners Mid Cap Growth Fund

1.   Name of Issuer:
	Las Vegas Sands Corp.

2.   Date of Purchase:
	12/14/04

3.   Number of Securities Purchased -
	4,200

4.   Dollar Amount of Purchase
	$121,800

5.   Price Per Unit
	$29.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Merrill Lynch

7.   Other Members of the Underwriting Syndicate:
Goldman Sachs
Citigroup
JP Morgan
Lehman Brothers
Merrill Lynch
UBS Investment Bank
Jeffries & Company Inc.